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                                                                   EXHIBIT 5



                                    7/1/99

Enterbank Holdings, Inc.
150 North Meramec
St. Louis, Missouri 63105

            RE:   REGISTRATION ON FORM S-8 OF 435,000 SHARES OF COMMON STOCK

Ladies and Gentlemen:

      In connection with the registration with the Securities and Exchange Commission of 435,000 shares of common stock, $0.01 par value per share (the "Securities"), of Enterbank Holdings, Inc. (the "Company"), you have requested that we furnish you with our opinion as to the legality of the issuance of the Securities in connection with 200,000 of such Securities to be issued pursuant to the Company's agreement with Enterprise Bank and Moneta Group, Inc. dated October 31, 1997 (the "Agreement"), 35,000 of such Securities to be issued pursuant to the Company's Non-Qualified Incentive Stock Option Plan (the "Non-Qualified Plan") and 200,000 of such Securities to be issued pursuant to the Company's Fourth Incentive Stock Option Plan (the "Incentive Plan").

      As counsel to the Company, we have participated in the preparation of the Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the "Registration Statement") with respect to the Securities. We have examined and are familiar with the Company's Certificate of Incorporation, Bylaws, records of corporate proceedings, the Registration Statement, the Agreement, the Non-Qualified Plan, the Incentive Plan and such other documents and records as we have deemed necessary for purposes of this opinion.

      Based on the foregoing, we are of the opinion that the Securities have been duly and validly authorized and will, when issued as contemplated in the Agreement, the Non-Qualified Plan and the Incentive Plan, as applicable, be legally issued, fully paid and non-assessable.

      We consent to the use of this opinion as an exhibit to the Registration Statement.

                                                Sincerely,


                                                /s/ ARMSTRONG TEASDALE LLP
                                                -------------------------------
                                                ARMSTRONG TEASDALE LLP

July 1, 1999